UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2007 (June 21, 2007)

TYCO INTERNATIONAL LTD.

 (Exact Name of Registrant as Specified in its Charter)

Bermuda	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836
 (Commission File Number)
Second Floor, 90 Pitts Bay Road
Pembroke, HM 08, Bermuda
 (Address of Principal Executive Offices, including Zip Code)
441-292-8674
 (Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Bridge Letter of Credit Facility

On June 21, 2007, Tyco International Finance S.A. (“TIFSA”) and Tyco International Ltd. (“Tyco”) entered into a new letter of credit reimbursement facility (the “Letter of Credit Facility”) under a Senior Bridge Letter of Credit Agreement with Citibank, N.A., as letter of credit issuer and administrative agent, and the lenders named therein.  The aggregate loan and letter of credit commitment under the Letter of Credit Facility is $500 million.  TIFSA is the borrower under the Letter of Credit Facility, and Tyco has guaranteed TIFSA’s commitments.

The Letter of Credit Facility will be used for the issuance, and reimbursement of drawings under, letters of credit issued to support corporate purposes of Tyco and its subsidiaries.  Any loans made under the Letter of Credit Facility (the “Loans”) as a result of a drawing under a letter of credit issued thereunder may accrue interest, at TIFSA’s option, either at (i) a base rate from time to time as defined in the Letter of Credit Facility or (ii) LIBOR plus a margin depending on the amount of the Letter of Credit Facility utilized and on TIFSA’s credit rating.

The Letter of Credit Facility is scheduled to terminate on December 15, 2007.  The Letter of Credit Facility contains certain customary affirmative and negative covenants.  The availability of letters of credit under the Letter of Credit Facility is subject to there being no default continuing under the Letter of Credit Facility, as well as customary documentary conditions.

The description of the Letter of Credit Facility set forth under this Item 1.01 is qualified in its entirety by references to the complete terms and conditions of the Letter of Credit Facility, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information disclosed in Item 1.01 of this Form 8-K is incorporated into this Item 2.03 in its entirety by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description
10.1

Senior Bridge Letter of Credit Agreement, dated as of June 21, 2007, among Tyco International Finance S.A., Tyco International Ltd., the Lenders party thereto and Citibank, N.A., as Administrative Agent and L/C Issuer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD. (Registrant)

	By:	/s/ John S. Jenkins, Jr.
John S. Jenkins, Jr.
Vice President and Secretary

Date: June 22, 2007

Exhibit Index

Exhibit No.	Description
10.1

Senior Bridge Letter of Credit Agreement, dated as of June 21, 2007, among Tyco International Finance S.A., Tyco International Ltd., the Lenders party thereto and Citibank, N.A., as Administrative Agent and L/C Issuer.